                                                                    EXHIBIT 10.2

                              SECURITY AGREEMENT


   This Security Agreement ("Agreement") is made as of the 5th day of January, 2000 among CASH TECHNOLOGIES, INC. with an address at 1434 West 11th Street, Los Angeles, California 90015 (the "Company"), and GunnAllen Financial, Inc., a Florida corporation with an address at 1715 North Westshore Blvd., Suite 700, Tampa, Florida 33607, as agent (the "Agent") for the Note Holders (as defined below).

                                   RECITALS

A. Certain persons (the "Note Holders" have agreed to lend the Company an aggregate of up to $3,350,000 (the "Loan") and the Company desires to borrow such funds from the Note Holders pursuant to the terms of certain Secured Convertible Promissory Notes issued by the Company to the Note Holders in the aggregate principal amount of up to $3,375,000 (the "Notes") pursuant to the Company's Confidential Private Offering Memorandum dated December 31, 1999 (the "Offering").


B. In order to induce the Note Holders to make the Loan, the Company has agreed to grant to the Note Holders a security interest and lien in and to all of the Company's assets for purposes of securing payment and performance of its obligations under the Notes and this Security Agreement, as the same may be amended, modified, supplemented, restated, extended, renewed or refinanced at any time or from time to time in accordance with their terms (the "Secured Obligations").

C.   NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:
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1.   Grant of Security Interest. To secure to the Note Holders the prompt and full payment and performance of the Secured Obligations, the Company hereby grants to the Note Holders a first priority continuing security interest and lien in and to all of the assets of the Company of all kinds and descriptions, wherever the same may now or hereafter be located, now existing and/or owned and hereafter arising or acquired, or in which the Company may acquire an interest (to the extent of such interest), including, without limitation: all (i) accounts; (ii) chattel paper; (iii) contract rights; (iv) documents; (v) general intangibles, including, without limitation, all rights to receive payment of money or property not constituting "accounts" under the UCC (as defined below), whether under any contract, undertaking or arrangement or pursuant to any law rule or regulation (including, without limitation, tax refunds, condemnation and damage awards, judgments, royalties and license fees), all trade secrets, proprietary information, tradenames, copyrights, copyright applications, patent applications, patents, trademarks, trademark registrations, computer software, service marks and applications therefor and all other rights, interests and property generally understood to constitute intellectual property and all rights as licensor or licensee under intellectual property license agreements (including, without limitation, United States patent applications numbered 60/062,751, 09/328,529, 60/067,123 and 09/347,069 (vi) instruments; (vii)
equipment; (viii) inventory; (ix) goods; (x) (to the extent not otherwise included in clause (vii) above) equipment, fixtures, furniture and furnishings now or hereafter located upon any real property of the Company, and used or usable in connection with any future occupancy or use of such property; (xi) deposits and any other indebtedness at any time held or owing by any bank to or for the credit or the account of the Company; (xii) claims or payments made under any insurance policy; (xiii) investment property (as defined in the UCC), including, without limitation, rights in investment securities, whether certificated or uncertificated and rights in securities commodities accounts;
(xiv) interest of the Company in any goods, the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any accounts, contracts, general intangibles or any chattel paper or instruments referred to above; (xv) all replacements, substitutions, additions or accessions to or for any of the foregoing; (xvi) (to the extent related to the property described above) books, files, records and other papers and documents, including, without limitation, to the extent so related, all tapes, computer runs, computer programs and other papers and documents in the possession or control of the Company or any computer bureau from time to time acting for the Company; (xvii) (to the extent not otherwise included) all attachments, accessories, accessions, substitutions and replacements of or to any or all of the foregoing types of tangible Collateral (as defined below); and (xviii) (to the extent not otherwise included) proceeds and products of any and all of the foregoing (collectively, the "Collateral"). The Agent will file, and the Company consents to such filing, the appropriate forms to perfect the Note Holders' security interest in the Collateral in compliance with the UCC. "UCC," as used herein, means the Uniform Commercial Code as in effect on the date of this Agreement in the State of California.

ii.  Covenants and Warranties. The Company represents, warrants, covenants and agrees as follows:
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(i)    The Company is the sole owner of the Collateral, free and clear of any liens, security interests or other encumbrances (other than liens solely on specific equipment subject to equipment leases (such equipment having a fair market value of not more than $500,000 in the aggregate)) (collectively, the "Permitted Liens");

(ii) Performance of this Agreement does not conflict with or result in a breach of any agreement to which the Company is bound;

(iii) The Company will not (i) change the location of its chief executive office or other places of business or remove its books and records from such location, or (ii) remove any equipment or inventory from any location in which it may be located (except for sales in the ordinary course of business), (c) change its identity or corporate structure to such an extent that any financing statement filed by or on behalf of the Note Holders would become misleading, unless, in each of the foregoing cases the Company shall have given the Agent and the Note Holders at least 30 days prior written notice thereof in reasonable detail and shall do all things necessary to maintain the first priority status of the Note Holders' security interest in the Collateral contemplated hereby;

(iv) If any Event of Default (as defined in the Notes) shall occur, the Note Holders may exercise any and all rights and remedies of a secured party after default under the UCC;

(v) No security agreement or financing statement with respect to all or any part of the Collateral is on file or of record in any public office, except security agreements or financing statements in respect of Permitted Liens. When appropriate financing statements have been filed by or on behalf of the Note Holders against the Company, the security interest granted pursuant to this Agreement will constitute a perfected security interest (to the extent such liens can be perfected by filing) in the Collateral in favor of the Note Holders, which security interest will be prior to all other security interests in and liens on the Collateral (other than Permitted Liens) and which security interest is enforceable as such against all creditors of the Company;

(vi) The Company agrees to pay, and to hold the Note Holders and the Agent harmless from any and all liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) (i) with respect to fees, taxes or other costs incurred with respect to recording UCC financing statements and
(ii) in connection with any of the transactions contemplated by this Agreement or the enforcement of the Agent's or the Note Holders' rights hereunder, except those liabilities, costs and expenses arising out of the gross misconduct of the Agent or the Note Holders. In any suit, proceeding or action brought by the Agent or Note Holders under any account for any sum owing thereunder, or to enforce any provisions of any account for any sum owing thereunder, or to enforce any provisions of any account or contract, the Agent and Note Holders shall be indemnified by the Company from and against all expense, loss or damage suffered by the Agent and Note Holders in any such action, except for expenses, loss or damage arising out of the gross misconduct of the Agent or the Note Holders (in the case of indemnified amounts which would otherwise be owing to the Agent or the Note Holders);

(vii) All information heretofore, herein or hereafter supplied to the Agent and Note Holders by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects; and

(viii) Any subsidiary formed or acquired by the Company shall, upon the formation or acquisition thereof, join and be bound by this Agreement in the same manner and to the same extent as the Company.

iii. Inspection Rights. The Company hereby grants to the Agent and the Note Holders and their respective employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to the Company, any of the Company's properties and/or facilities holding, utilizing and/or representing any of the Collateral, and to inspect the records relating thereto upon reasonable written notice to the Company and as often as may be reasonably requested.

iv. Further Assurances; Attorney in Fact. At any time and from time to time, upon the written request of a Note Holder or the Agent, at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Note Holder or Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby. The Company hereby authorizes the Agent on behalf of the Note Holders to file any such financing or continuation statement without the signature of the Company, as the case may be, to the extent permitted by applicable law, and the Agent agrees to provide the Company with a copy of any such statement filed by the Agent. The Company hereby irrevocably appoints the Agent as the Company's attorney in fact for the purpose of signing the Company's name to any such financing and continuation statements. A carbon, photograph or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

v. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

(i) An Event of Default (as defined in the Notes) occurs under any of the Notes; or

(ii) The Company breaches any warranty or agreement made by the Company in this Agreement which breach is not cured in a timely manner as provided herein.

vi. Remedies. Without limiting the generality of the remedies available to the Note Holders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company (all and each of which demand, presentments, protests, advertisements and notices are hereby waived), the Note Holders (or the Agent on behalf of the Note Holders) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Note Holders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Note Holders (or the Agent on behalf of the Note Holders) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Company further agrees, at the Note Holders' request (or the Agent's request on behalf of the Note Holders), to assemble the Collateral and make it available to the Note Holders at the places which the Note Holders (or the Agent on behalf of the Note Holders) shall reasonably select, whether at the Company's premises or elsewhere. The Note Holders (or the Agent on behalf of the Note Holders) shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Note Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Note Holders may elect; and only after such application and after the payment by the Note Holders of any other amount required by any provision of law, including, without limitation, any provision of the UCC, need the Note Holders account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Note Holders arising out of the exercise by the Note Holders (or the Agent on behalf of the Note Holders) of any rights thereof hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Note Holders (or the Agent on behalf of the Note Holders) to collect such deficiency.

vii. Attorneys' Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

viii. Amendments. This Agreement may be amended only by a written instrument signed by the parties hereto.

ix. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

x. California Law. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions thereof.

xi.    Consent to Jurisdiction; Waiver of Jury Trial.

xii. The Company, the Note Holders and the Agent each (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the appropriate State Court, County of Los Angeles or in the United States District Court for the District of Los Angeles, (ii) waives any objection which the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the State Courts, County of Los Angeles and the United States District Court for the District of Los Angeles in any such suit, action or proceeding. The Company, the Note Holders and the Agent each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the State Court, County of Los Angeles or in the United States District Court for the District of Los Angeles and agrees that service of process upon the Company, the Note Holders and the Agent, mailed by certified mail to their respective addresses, such service to become effective three (3) business days after such mailing, will be deemed in every respect effective service of process upon the Company, the applicable Note Holders or the Agent, as the case may be, in any suit, action or proceeding. FURTHER, THE COMPANY, THE NOTE HOLDERS AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AGREEMENT AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

xiii. The Agent. By its acceptance of the Notes and this Agreement, each Note Holder agrees as follows:

(i) The Agent shall be deemed to be authorized on behalf of each Note Holder to act on behalf of such Note Holder under this Agreement and, in the absence of written instructions from the Note Holders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 12(a), comply, except as otherwise advised by counsel), to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers reasonably incidental thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or the Notes by the Company. Each Note Holder will indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed upon, incurred by, or asserted against the Agent in any way based upon, relating to or arising out of this Agreement, the Notes or any other agreement or document executed and delivered to the Note Holders or the Agent by the Company ("Other Documents"), including the reimbursement of the Agent for all out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Secured Obligations of the Company under this Agreement in all cases as to which the Agent is not reimbursed by the Company; provided, however, that the Note Holders shall not be liable for the payment
--------
of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted solely from the Agent's willful misconduct. The Agent shall not be required to take any action under this Agreement or under the Notes, or to prosecute or defend any suit in respect of this Agreement or the Notes, unless the Agent is indemnified to its reasonable satisfaction by the Note Holders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

(ii) Neither the Agent nor any of its directors, officers, partners, employees or agents or any officers, directors, employees, consultants of such parties, shall be liable to the Note Holders for any action taken or omitted to be taken by it under this Agreement, the Notes or the Other Documents, or in connection herewith or therewith, except for the Agent's own willful misconduct. The Agent shall not be responsible to any Note Holders for any recitals, statements, representations or warranties in this Agreement, the Notes or the Other Documents or any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of the Notes, this Agreement or any of the Other Documents, the financial condition of the Company or the condition or value of any of the Collateral under this Agreement, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Notes, this Agreement or the Other Documents, the financial condition of the Company or the existence or possible existence of any default or Event of Default (as defined in the Notes) thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have presented by a proper person.

(iii) The Agent may resign as such at any time upon at least 10 days' prior notice to the Company and the Note Holders, such resignation not be effective until a successor Agent is in place. If the Agent at any time shall resign, the Note Holders may appoint a Note Holder as a successor agent who shall thereupon become the Agent hereunder. If within 10 days after the retiring Agent's giving of notice of resignation, no successor Agent shall have been so appointed, and shall have accepted such appointment, then the retiring Agent may, on behalf of the Note Holders, appoint a financial institution or a limited purpose trust company as the successor Agent, and the Company shall pay the successor Agent's reasonable fees for serving as successor Agent. Upon the acceptance of any appointment as agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

(iv) The Note Holders may at any time and for any reason replace the Agent with a successor Agent selected by them, upon at least 10 days' written notice to the Agent, the Company and the holders of the Notes. Should the successor Agent be a financial institution or a limited purpose trust company, the Company, by its acceptance of this Agreement, shall be deemed to have agreed to pay the successor Agent's reasonable fees, if any, for serving as successor Agent. Upon the acceptance of any appointment as agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the terminated agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the terminated Agent, and the terminated Agent shall be discharged from its duties and obligations under this Agreement.

xiv. Notice. Any notice or other communication required to be given to any of the parties hereto shall be in writing and shall be given by certified or express mail, return receipt requested, to such party addressed at his or its address set forth opposite its signature on the signature page hereof.

xv. Rights of Secured Party. The Agent shall have the same rights and powers with respect to the Notes held by it or any of its affiliates, as any other Note Holder may exercise as if it were not the Agent. The Company hereby waives, and each Note Holder shall be deemed to waive, any right to disqualify any Note Holder from serving as the Agent or any claim against any Holder for serving as the Agent.

xvi. Prorata Participation by the Note Holders. The Note Holders shall share ratably in the distribution of benefits and any expenditures relating to this Agreement based on the ratio of the principal amount of their respective Notes to the total Loan amount.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

i.   Address of Company:              COMPANY:

     Cash Technologies, Inc.          CASH TECHNOLOGIES, INC.
     1434 West 11th Street
     Los Angeles, CA 90015
     Attention: Bruce Korman
                                      By:
                                      Name:
                                      Title:


ii.  Address of the Agent:            SECURED PARTY:

     GunnAllen Financial, Inc.        GUNNALLEN FINANCIAL, INC.
     1715 North West Shore Blvd
     Suite 700
     Tampa, Florida  33607
     Attention:  Rick Frueh           By:
                                      Name:
                                      Title: